Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT, dated as of October 21, 2024 (this “Agreement”), is made and entered into by and among ICE I Holdings Pte. Ltd., a Singapore corporation (“Sponsor”), Investcorp AI Acquisition Corp., a Cayman Islands exempted company (“SPAC”), certain SPAC Shareholders whose names appear on the signature pages of this Agreement (such SPAC Shareholders and Sponsor, collectively, the “Sponsor Members”), Bigtincan Limited, a Cayman Islands exempted company (“Pubco”), and Bigtincan Holdings Limited, an Australian public company listed on the Australian Securities Exchange with Australian Company Number (ACN) 154 944 797 (the “Company” and together with SPAC, Pubco and the Sponsor Members, the “Parties” and each a “Party”).

WHEREAS, SPAC, Pubco, BTH Merger Sub Limited, a Cayman Islands exempted company and a direct, wholly owned Subsidiary of Pubco (“Merger Sub”), and the Company propose to enter into, concurrently herewith, a business combination agreement (the “Business Combination Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement), which provides for, among other things, a business combination among SPAC, Pubco, Merger Sub and the Company;

WHEREAS, as of the date hereof, each Sponsor Member owns of record the number of SPAC Shares as set forth opposite such Sponsor Member’s name on Schedule A hereto under the column entitled “Number of Shares Owned” (all such SPAC Shares and any other SPAC Shares of which ownership of record or the power to vote is hereafter acquired by the Sponsor Members prior to the Closing being referred to herein as the “Shares”);

WHEREAS, as of the date hereof, Sponsor owns of record 16,087,500 SPAC Private Warrants (the “Sponsor Warrants”), and, pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, at the SPAC Merger Effective Time, such Sponsor Warrants will be converted into an equivalent number of Pubco Warrants (all such Pubco Warrants being referred to herein as the “Warrants”); and

WHEREAS, in order to induce SPAC, Pubco and the Company to enter into the Business Combination Agreement, the Sponsor Members desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Agreement to Vote. Each Sponsor Member hereby agrees to vote, at any meeting of the SPAC Shareholders, including the SPAC Shareholders Meeting, and in any action by written consent of the SPAC Shareholders, all Shares held by such Sponsor Member at such time in favor of the approval and adoption of the Business Combination Agreement and the Transactions and all other SPAC Shareholder Proposals.

2. Transfer of Shares. Each Sponsor Member agrees that it shall not, prior to the SPAC Merger Effective Time, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), pledge, dispose of or otherwise encumber any Shares held by such Sponsor Member or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Business Combination Agreement, (b) deposit any Shares held by such Sponsor Member into a voting trust or enter into a voting Contract or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Shares held by such Sponsor Member; provided, that the foregoing shall not prohibit the transfer of any Shares held by such Sponsor Member to one or more of its Affiliates, but only if such Affiliate executes this Agreement or a joinder agreeing to become a party to this Agreement.

3. No Redemption of Shares. Each Sponsor Member hereby agrees to abstain from exercising any Redemption Rights with respect to any Shares held by such Sponsor Member in connection with the SPAC Shareholder Approval or in connection with the Transactions.

4. Waiver of Anti-Dilution Protections. Sponsor hereby waives, subject to, and conditioned upon, the occurrence of the Closing, its right to an adjustment of the Conversion Ratio (as defined in Article 37 of the SPAC Articles) with respect to any conversion of its SPAC Class B Ordinary Share in connection with the Transactions.

5. Vesting of Warrants.

(a) Sponsor hereby agrees that it will place, or cause to be placed, the Warrants into escrow to be transferred to a mutually agreed upon escrow agent pursuant to a customary escrow agreement to be mutually agreed upon by Sponsor, SPAC, Pubco and the Company, such escrow agent holding the Warrants as nominee and for the benefit of Sponsor, subject always to the terms of this Agreement and such escrow agreement. The Warrants shall become fully vested such that they shall be released from escrow pursuant to such escrow agreement, and delivered to be held directly by Sponsor immediately upon the satisfaction of the vesting and forfeiture set forth below:

(i) if, at any time following the Closing, the 10-Day VWAP of the Pubco Ordinary Shares is greater than or equal to $11.50 (the “Price Target”), 7,239,375 of the Warrants shall become immediately vested;

(ii) if, at any time following the first anniversary of the Closing, the 10- Day VWAP of the Pubco Ordinary Shares is greater than or equal to the Price Target, 4,826,250 of the Warrants shall become immediately vested;

(iii) if, at any time following the second anniversary of the Closing, the 10-Day VWAP of the Pubco Ordinary Shares is greater than or equal to the Price Target, 4,021,875 of the Warrants shall become immediately vested; and

provided, that, in each case of clauses (i), (ii) and (iii), the Price Target shall be equitably adjusted for any share splits, share dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Pubco Ordinary Shares.

(b) For purposes of this Section 5, “10-Day VWAP” means, for any security as of a particular date, the dollar volume-weighted average price of such security on the principal securities exchange or securities market on which such security is then traded for the ten consecutive trading days immediately preceding (but excluding) such date, or, if the foregoing does not apply, the dollar volume-weighted average price of such security on the over-the-counter market on which such security is then traded for the ten consecutive trading days immediately preceding (but excluding) such date.

6. SPAC Transaction Expenses. Sponsor hereby agrees that, to the extent the Outstanding SPAC Transaction Expenses exceed an amount equal to $4,500,000 (the “SPAC Transaction Expenses Cap”), Sponsor shall, prior to the SPAC Merger Effective Time, pay any such amount in excess of the SPAC Transaction Expenses Cap to SPAC in cash, by wire transfer of immediately available funds to the account designated by SPAC.

7. Representations and Warranties. Each Sponsor Member, severally and not jointly, hereby represents and warrants to SPAC, Pubco and the Company as follows:

(a) The execution, delivery and performance by such Sponsor Member of this Agreement and the consummation by such Sponsor Member of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to such Sponsor Member, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any lien or other encumbrance on any Shares held by such Sponsor Member, or, in the case of Sponsor, any of the Sponsor Warrants or the Warrants (in each case, other than under this Agreement, the Business Combination Agreement and the other Ancillary Agreements), or (iv) if applicable, conflict with or result in a breach of or constitute a default under any provision of the organizational or governing documents of such Sponsor Member.

(b) As of the date of this Agreement, such Sponsor Member owns exclusively of record and has good and valid title to the number of SPAC Shares set forth opposite such Sponsor Member’s name on Schedule A hereto under the column entitled “Number of Shares Owned”, free and clear of any liens or other encumbrances, other than pursuant to (i) this Agreement, the Business Combination Agreement and the other Ancillary Agreements, (ii) applicable securities Laws and (iii) that certain Letter Agreement, dated as of May 9, 2022, by and among SPAC, Sponsor and the individuals signatory thereto, and as of the date of this Agreement, such Sponsor Member has the sole power (as currently in effect) to vote, and the right, power and authority to sell, transfer and deliver, all of such shares, and such Sponsor Member does not own, directly or indirectly, any other SPAC Shares.

(c) Such Sponsor Member has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by such Sponsor Member.

8. Termination. This Agreement and the obligations of the Parties under this Agreement shall automatically terminate upon the earliest of: (a) the Closing; (b) the termination of the Business Combination Agreement in accordance with its terms; and (c) the mutual written agreement of all the Parties. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination shall not relieve any Party from any liability for any willful and material breach of this Agreement occurring prior to such termination.

9. Miscellaneous.

(a) Except as otherwise set forth in this Agreement, all fees, expenses and disbursements incurred by or on behalf of any Party in connection with the preparation, negotiation and execution of this Agreement, the performance of such Party’s obligations hereunder or the consummation of the transactions contemplated hereby shall be paid by the Party incurring such fees, expenses and disbursements.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be duly given (a) when delivered in person, (b) if sent by prepaid post or internationally recognized delivery service, on the Business Day after the date of posting (or the seventh Business Day after the date of posting if posted to or from outside Australia and the recipient’s notice address is located in Australia) or (c) if delivered by email, on the earlier of (i) when the sender receives an automated message confirming delivery and (ii) two hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, but if the delivery or transmission under clause (a) or (b) is not on a Business Day or is after 5:00 pm at the location of delivery or transmission on a Business Day, then such notice, request, claim, demand or other communication shall be taken to be given at 9:00am at the location of delivery or transmission on the following Business Day, in each case of clauses (a), (b) and (c), unless such notice, request, claim, demand or other communication specifies it shall be taken to be given at a later time, in which case it shall be taken to be given at such later time, addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9(b)):

If to Sponsor or, prior to the Closing, SPAC:

Investcorp AI Acquisition Corp.

Century Yard, Cricket Square, Elgin Avenue, PO Box 1111

George Town, Grand Cayman, Cayman Islands KY1-1102

Attention: Harsh Shethia; Dean Clinton

Email: HShethia@investcorp.com; DClinton@Investcorp.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

Attention: Michael J. Blankenship; Jonathan R. Bodle

Email: mblankenship@winston.com; jbodle@winston.com

and

Clayton Utz

Level 15, 1 Bligh Street

Sydney, NSW 2000 Australia

Attention: Rory Moriarty

Email: moriarty@claytonutz.com

If to the Company or, from and after the Closing, SPAC or Pubco:

Bigtincan Holdings Limited

Level 5, 126 Phillip St

Sydney NSW 2000

Attention: Lucy Rowe

Email: lucy.rowe@automicgroup.com.au

with a copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP

2601 Olive Street, 17th Floor

Dallas, TX 75201

Attention: Alain Dermarkar; Robert J. Cardone; Michael Walraven

Email: alain.dermarkar@aoshearman.com; robert.cardone@aoshearman.com;

michael.walraven@aoshearman.com

and

Gilbert + Tobin

Level 35, Tower 2, International Towers Sydney, 200 Barangaroo Avenue

Barangaroo, NSW 2000

Attention: Costas Condoleon; Wes Bainbridge; Sarah Horton

Email: ccondoleon@gtlaw.com.au; wbainbridge@gtlaw.com.au;

shorton@gtlaw.com.au

If, prior to the Closing, to Pubco:

Bigtincan Limited

Century Yard, Cricket Square, Elgin Avenue, PO Box 1111

George Town, Grand Cayman E9-KY1-1102

Attention: Harsh Shethia; Dean Clinton

Email: HShethia@Investcorp.com; DClinton@Investcorp.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol Steet, Suite 2400

Houston, TX 77002

Attention: Michael J. Blankenship; Jonathan R. Bodle

Email: mblankenship@winston.com; jbodle@winston.com

If to a Sponsor Member other than Sponsor, to the address or email address set forth for such Sponsor Member on its signature page hereto.

(c) If any provision of this Agreement is held to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner which is materially adverse to any Party. Upon such determination that any provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the term “Section” refers to the specified Section of this Agreement, (vi) the word “including” and derivative or similar words mean “including without limitation,” (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such phrase shall not simply mean “if,” (viii) the word “or” shall be disjunctive but not exclusive, (ix) references to “written” or “in writing” include in electronic form, (x) any reference to a specified Person includes such Person’s successors and permitted assigns, (xi) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (xii) references to “$,” “US$,” “USD” or “dollars” are to the lawful currency of the United States of America and (xiii) references to any Law shall include all rules and regulations promulgated thereunder, and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(e) The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(f) This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof. No Party shall assign, grant or otherwise transfer the benefit of the whole or any part of this Agreement or any of its rights or obligations hereunder (whether pursuant to a merger, by operation of Law or otherwise) without the prior written consent of the other Parties; provided, that no permitted assignment shall relieve the assigning Party of any of its obligations hereunder.

(g) This Agreement may be amended by the Parties at any time, in whole or in part, by an instrument in writing signed by each of the Parties.

(h) The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the provisions hereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties hereby further waives (i) any defense in any action for equitable relief that a remedy at Law would be adequate, or an award of specific performance is not an appropriate remedy, and (ii) any requirement under any applicable Law to post security or a bond as a prerequisite to obtaining equitable relief.

(i) This Agreement and all claims and causes of action arising hereunder shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to any conflicts of laws principles or rules.

(j) Each of the Parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York or, if it has or can acquire jurisdiction, in the U.S. District Court for the Southern District of New York (and in each case, any appellate courts thereof) (collectively, the “Chosen Courts”). Each of the Parties further agrees that notice delivered pursuant to Section 9(b) shall constitute sufficient service of process, and each of the Parties waives any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) that it or its properties and assets is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in any Chosen Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) any Action in any Chosen Court is brought in an inconvenient forum, (B) the venue of any such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by any Chosen Court.

(k) This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by portable document format (pdf) transmission) in multiple counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(l) Without further consideration, each Party shall execute and deliver, or cause to be executed and delivered, such additional documents and instruments and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(M).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

SPONSOR MEMBERS:

ICE I HOLDINGS PTE. LTD.

By:	/s/ Neleus Lee
Name:	Neleus Lee
Title:	Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

SPONSOR MEMBERS:

/s/ Nikhil Kalghatgi
Name:	Nikhil Kalghatgi
Address:

/s/ Dean Clinton
Name:	Dean Clinton
Address:

/s/ Rishi Kapoor
Name:	Rishi Kapoor
Address:

/s/ Kunal Bahl
Name:	Kunal Bahl
Address:

/s/ Girish Vanvari
Name:	Girish Vanvari
Address:

/s/ Ashwini Asokan
Name:	Ashwini Asokan
Address:

/s/ Manpreet Singh
Name:	Manpreet Singh
Address:

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

SPAC:

INVESTCORP AI ACQUISITION CORP.

By:	/s/ Nikhil Kalghatgi
Name:	Nikhil Kalghatgi
Title:	CEO

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

COMPANY:

BIGTINCAN HOLDINGS LIMITED

By:	/s/ Tom Amos
Name:	Tom Amos
Title:	Chairman

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

PUBCO:

BIGTINCAN LIMITED

By:	/s/ Dean Clinton
Name:	Dean Clinton
Title:	Authorized Signatory

[Signature Page to Sponsor Support Agreement]